HALLIBURTON COMPANY
                          EXHIBIT 24(b)
                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a

Director of Halliburton Company, do hereby constitute and appoint

Thomas H. Cruikshank, Lester L. Coleman and Susan S. Keith, or

any of them acting alone, my true and lawful attorneys or

attorney, to do any and all acts and things and execute any and all instruments which said attorneys or attorney may deem

necessary or advisable to enable Halliburton Company to comply with the Securities Exchange Act of 1934, as amended, and all rules, regulations and requirements of the Securities and

Exchange Commission in respect thereof, in connection with the filing of Annual Reports on Form 10-K, including specifically,

but without limitation thereof, power and authority to sign my name as Director of Halliburton Company to the Annual Reports on

Form 10-K required to be filed with the Securities and Exchange

Commission for the year ended 1987 and for all subsequent years until revoked by me or otherwise cancelled, and to any

instruments or documents filed as a part of or in connection therewith; and I hereby ratify and confirm all that said

attorneys or attorney shall do or cause to be done by virtue hereof.

     IN TESTIMONY HEREOF, witness my hand this 15th day of July, 1993.




                                       (Cecil Jesse Silas)
                                       -------------------
                                        Cecil Jesse Silas